QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.6

FORM OF BENEFICIAL OWNER ELECTION FORM

        I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of rights (the "Series C Rights") to purchase shares of Series C common stock, par value $0.01 per share (the "Series C Common Stock"), of Liberty Broadband Corporation (the "Company").

        In Part I of this form, I (we) instruct you whether to exercise, sell or transfer the Series C Rights distributed pursuant to the terms and subject to the conditions set forth in the prospectus dated [                        ], 2014 (the "Prospectus").

PART I

BOX 1. ☐	Please do not exercise Series C Rights.
BOX 2. ☐	Please exercise Series C Rights as set forth below:

	Number of Series C Rights		Subscription Price		Payment
Basic Subscription Privilege:		x	$[ ]	=	$	(Line 1)

Oversubscription Privilege:		x	$[ ]	=	$	(Line 1)

        By exercising the oversubscription privilege (the "Oversubscription Privilege") with respect to my (our) Series C Rights, I (we) hereby represent and certify that I (we) have fully exercised my (our) basic subscription privilege (the "Basic Subscription Privilege") received in respect of shares of Series C Common Stock held in the below described capacity.

        Total Payment Required = $

        (Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4)

BOX 3. ☐	Payment in the following amount is enclosed:
BOX 4. ☐	Please deduct payment from the following account maintained by you as follows:

Type of Account	Account No.
Amount to be deducted: $
Date: , 2014	Signature

BOX 5. ☐	Please sell of my Series C Rights.
BOX 6. ☐	Please have Computershare Trust Company, N.A. effect my specific instructions that I have attached hereto and for which I have had an Eligible Institution guarantee my signature.

Signature(s) :
Signature(s) :
(If held jointly)

Please type or print name(s) below:

Signature(s) Guaranteed by:

Eligible Institution

QuickLinks

  Exhibit 99.6
FORM OF BENEFICIAL OWNER ELECTION FORM
PART I